UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2012, ZaZa Energy Corporation (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2012 (the “Form 10-Q”). The NASDAQ letter states that the Company is required to submit, by August 30, 2012, an update to the Company’s original plan to regain compliance with NASDAQ’s filing requirements for continued listing, which plan the Company previously provided to NASDAQ. The NASDAQ notice does not result in a suspension of trading and has no immediate effect on the listing of, or continued admission of the Company’s common stock for trading on, the NASDAQ Capital Market. The Company plans to submit its update to the compliance plan by such date, and anticipates that it will file its Form 10-Q in the near future and that it will fully regain compliance with the NASDAQ continued listing requirements upon such filing of its Form 10-Q.

The Company issued a press release on August 21, 2012 disclosing the Company’s receipt of the notification letter from NASDAQ. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

Exhibit	Name of Document
99.1*	Press Release of ZaZa Energy Corporation, dated August 21, 2012.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: August 21, 2012	By:	/s/ Todd Alan Brooks
	Name:	Todd Alan Brooks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document
99.1*	Press Release of ZaZa Energy Corporation, dated August 21, 2012.

* Filed herewith.